EXHIBIT 10.10

                              CONSULTING AGREEMENT

Effective September 1, 2012, Numerity Corporation of 256 W El Camino Real, Sunnyvale, CA 94087("Consultant") and IN Media Corporation of 4920 El Camino Real, Ste 100, Los Altos, CA 94022 ("Company") agree as follows:

1. Services and Payment. Consultant agrees to undertake and complete the services ("Services," as further defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. The scope of Services may be modified upon written consent by both parties by modification of Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit B.

2. Ownership; Rights; Proprietary Information; Publicity.

     a. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, SUI GENERIS database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant in connection with Services or any Proprietary Information (as defined below) (collectively, "Inventions") and Consultant will promptly disclose and provide all Inventions to Company.
Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant's behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

     b. Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) Consultant learns, develops or obtains in connection with Services or that are received by or for Company in confidence, constitute "Proprietary Information." Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination or as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant's activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

     c. As additional protection for Proprietary Information, Consultant agrees that during the period that it is to be providing Services (i) and for three (3) years thereafter, Consultant will not encourage or solicit any employee or consultant of Company to leave Company for any reason and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. Without limiting the foregoing, Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of Consultant's obligation under this Agreement or otherwise.

     d. To the extent allowed by law, Section 2.a and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the
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foregoing to the extent possible. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person provides any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company's exclusive benefit.

     e. If any part of the Services or Inventions is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company's exercise or exploitation of the Services, Inventions, other work performed hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3. Warranty. Consultant warrants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant's original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); and (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein.

4. Termination. This Agreement shall terminate upon the earlier of (1) completion of Services by Consultant (2) six months from date of agreement, or
(3) termination by either party as provided in this Section 4. If either party breaches a material provision of this Agreement, the other party may terminate this Agreement upon ten (10) days' notice, unless the breach is cured within the notice period. Either party also may terminate this Agreement at any time, with or without cause, upon thirty (30) days' notice to the other party, but, if (and only if) such termination is by Company without cause, Company shall upon such termination pay Consultant all unpaid amounts due for Services completed prior to notice of such termination. Sections 2 (subject to the limitations set forth in Section 2.c) through 9 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration.

5. Relationship of the Parties; Independent Contractor; No Employee Benefits. Notwithstanding any provision hereof, Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind Company to any contract without written approval of the Board of Directors of the Company. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which Services are performed under this Agreement. Consultant shall not be eligible to participate in any of Company's employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers' compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant shall comply at Consultant's expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. Consultant agrees to indemnify Company from any and all claims, damages, liability, settlement, attorneys' fees and expenses, as incurred, on account of the foregoing or any breach of this Agreement or any other action or inaction of Consultant. If Consultant is a corporation, it will ensure that its employees and agents are bound in writing to Consultant's obligations under this Agreement.

6. Non-Compete. During the term of this Agreement and three (3) years thereafter, Consultant shall not, without Company's written consent, directly or indirectly provide Services to any competing third party or encourage, advise, assist or solicit any of Company's clients, vendors, employees or contractors to reduce or terminate their business or employment relationship with Company.

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7.  Assignment.  This  Agreement  and the services  contemplated  hereunder  are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may assign its rights and obligations under this agreement in whole or part.

8. Notice. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or to such other address as such party last provided to the other by written notice.

9. Miscellaneous. Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.


/s/ Nitin Karnik                          /s/ Dan Mabey
------------------------------------      --------------------------------------
IN Media Corporation.                     (Consultant)
                                          By Dan Mabey, Director
                                             For Numerity Corporation

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                                                                       EXHIBIT A

                                    SERVICES

Consultant shall provide the following services to the company. The TERM of the services will continue until the Sooner of (1) services are completed to the Satisfaction of the Company (2) the approved budget cap is spent or (3) the agreement is terminated under section 4.

     *    identify  target   customers  for  and  obtain  their  product  specs,
          roadmaps, and purchase requirements.

     * IDEntify key engineering and product development contacts at target customers and build relationships of understanding in advance of our sales push.

     * identify and specIFY our performance discrepancies between customer projected needs and our projected performance, and liase with our engineering dept to design modifications, improvements and new features into our product development roadmap

     * write up product worksheets so as to emphasize the features and potential applications, and work with sales management to prepare product spec sheets and promotional material.

     * conduct detailed examination of processes and procedures to minimise the Elapsed time between customer acceptance of our solution and integration into their production ready offerings

     * Establish logical milestones for test and evaluation purposes, and appropriate test procedures to monitor and measure tracking with those milestones

     * write up product worksheets so as to emphasize the features and potential applications, and work with sales management to prepare product specs.

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                                                                       EXHIBIT B

                                  COMPENSATION

Company will pay Consultant at the rate of $40,000 per calendar month as the only compensation for the services provided under this Agreement.

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